UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2015

comScore, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33520	54-1955550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11950 Democracy Drive
Suite 600
Reston, Virginia 20190
(Address of principal executive offices, including zip code)

(703) 438-2000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement
comScore, Inc., a Delaware corporation (“comScore”) and certain of its subsidiaries (collectively, the “Company”), entered into an asset purchase agreement dated November 5, 2015 (the “Agreement”) with Adobe Systems Incorporated, a Delaware corporation and certain of its subsidiaries (collectively, “Buyer”). Pursuant to the Agreement, the Company agreed (upon the terms and subject to the conditions set forth in the Agreement) to sell or exclusively license certain assets, rights and properties primarily or exclusively used in or necessary for, or which primarily or exclusively relate to, the Company’s Digital Analytix business (the “Business”), including certain exclusively Business-related agreements with customers and certain intellectual property (the “Purchased Assets”). The Company will continue to employ the personnel needed to operate the Purchased Assets and will provide support to Buyer pursuant to a transition service agreement for a term to be agreed by the parties, currently contemplated to be up to three years following the closing for certain services.
In consideration for the purchase of the Purchased Assets, Buyer agreed (upon the terms and subject to the conditions set forth in the Agreement) to pay $45 million cash, which amount is subject to adjustments for claims for indemnification by Buyer pursuant to the terms of the Agreement.

The Agreement contains various representations, warranties, pre-closing and post-closing covenants, closing conditions, termination rights, indemnification obligations and other provisions, including those customary for a transaction of this nature, including, among others, the Company’s covenant not to compete with the Business, which is subject to certain limitations. Closing of the sale of the Purchased Assets remains subject to customary closing conditions.
The foregoing descriptions of the Agreement and the transaction do not purport to be complete and are qualified in their entirety by reference to the Agreement, a copy of which is filed herewith as Exhibit 2.1 and incorporated by reference herein.
The Agreement has been attached as an exhibit to this Current Report on Form 8-K in order to provide investors and security holders with information regarding its terms. It is not intended to provide any other information (including any factual information) about the parties thereto or their respective subsidiaries and affiliates. The representations, warranties and covenants contained in the Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties thereto, may be subject to limitations agreed upon by such parties, including being qualified by documents filed with the Securities and Exchange Commission (the “SEC”) or by confidential disclosures made for the purposes of allocating contractual risk between the parties thereto instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and security holders. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties or any of their subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Agreement, which subsequent information may or may not be fully reflected in comScore’s public disclosures. The Agreement should not be read alone, but should instead be read in conjunction with the other information regarding comScore that is or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q, Forms 8-K, proxy statements and other documents that comScore have filed, or will file, with the SEC.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
2.1*
Asset Purchase Agreement, dated as of November 5, 2015, by and among Adobe Systems Incorporated, Adobe Software Trading Company Limited, Adobe Systems Software Ireland Limited, comScore, Inc., comScore B.V., and CSWorldnet International C.V.

*The Registrant has omitted certain schedules and exhibits identified therein in accordance with Item 601(b)(2) of Regulation S-K. The registrant will furnish the omitted schedules and exhibits to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

comScore, Inc.

By:	/s/ Christiana L. Lin
Christiana L. Lin EVP, General Counsel and Chief Privacy Officer

Date: November 6, 2015

EXHIBIT INDEX

Exhibit No.	Description
2.1*
Asset Purchase Agreement, dated as of November 5, 2015, by and among Adobe Systems Incorporated, Adobe Software Trading Company Limited, Adobe Systems Software Ireland Limited, comScore, Inc., comScore B.V., and CS Worldnet International C.V.

*The Registrant has omitted certain schedules and exhibits identified therein in accordance with Item 601(b)(2) of Regulation S-K. The registrant will furnish the omitted schedules and exhibits to the Securities and Exchange Commission upon request.